Exhibit 10.19

EXECUTION COPY

STOCK AND WARRANT PURCHASE AGREEMENT

by and among

WATCHIT MEDIA, INC.

and

THE PURCHASERS

IDENTIFIED HEREIN

Dated as of March 16, 2006

i

7.2	Temporary Suspension of Use of Registration Statement	11

7.3	Registration Procedures	12

7.4	Expenses of Registration	12

7.5	Indemnification by Company	13

7.6	Indemnification by Offering Holders	13

7.7	Notification of Certain Events	14

7.8	Indemnification Procedures	14

7.9	Rule 144	14

ARTICLE VIII.	MISCELLANEOUS	15

8.1	Assignment	15

8.2	Notices	15

8.3	Choice of Law	16

8.4	Attorney Fees of Purchasers in Connection with Agreement	16

8.5	Prevailing Party Attorney Fees	16

8.6	Counterparts	16

8.7	Invalidity	16

8.8	Headings	17

8.9	Severability	17

ii

SCHEDULES AND EXHIBITS

Schedule 1	–	List of Purchasers
Exhibit A	–	Form of Warrant

iii

STOCK AND WARRANT PURCHASE AGREEMENT

This Stock and Warrant Purchase Agreement, dated as of March 16, 2006, is made by and among Watchit Media, Inc., a Delaware corporation (the “Company”), and each of the persons or entities set forth on Schedule 1 hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 3,333,334 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase an additional 3,333,334 shares of Common Stock (the “Warrant Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Defined Terms. As used herein, the terms below shall have the following meanings:

“Additional Purchase Period” has the meaning set forth in Section 6.3 of this Agreement.

“Additional Shares and Warrants” has the meaning set forth in Section 6.3 of this Agreement.

“Affiliate” shall mean with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” means this Purchase Agreement, together with all schedules attached hereto.

“Board of Directors” means the Board of Directors of the Company as of the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York or the State of California.

“Closing” has the meaning set forth in Section 3.1 of this Agreement.

“Closing Date” has the meaning set forth in Section 3.1 of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Introductory Paragraph.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other rights of third parties, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Filing Period” has the meaning set forth in Section 7.1 of this Agreement.

“Governmental Authority” shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

“Material Adverse Effect” shall mean any event or condition that has had, or could reasonably be expected to have, a material adverse change or effect on the business, assets, properties, performance, operations or financial condition of the Company and its subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect:  (i) any change or effect that results or arises from changes affecting any of the industries in which the Company operates generally or the United States economy generally; or (ii) any change or effect that results or arises from changes affecting general worldwide economic or capital market conditions.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Private Placement Legend” has the meaning set forth in Section 6.1 of this Agreement.

“Purchase Price” has the meaning set forth in Section 2.1 of this Agreement.

“Purchaser” or “Purchasers” has the meaning set forth in the Introductory Paragraph.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“SEC Reports” has the meaning set forth in Section 4.7 of this Agreement.

“Shares” has the meaning set forth in the Recitals.

“Ten Percent Threshold” has the meaning set forth in Section 6.3 of this Agreement.

“Transaction” means, taken together, the transactions contemplated under this Agreement.

“Transfer Agent” means the Computershare Trust Company NA.

“Warrant” has the meaning set forth in Section 2.1 of this Agreement.

“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II.
SALE AND PURCHASE OF COMMON STOCK AND WARRANTS

2.1           Sale and Purchase of Common Stock and Warrants.

(a)           Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Purchasers and the Company contained herein or made pursuant hereto, the Company agrees to sell to each of the Purchasers, and each Purchaser severally agrees to purchase from the Company on the Closing Date, the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule 1 hereto at a purchase price of $0.06 per share (the “Purchase Price”). In connection with the sale by the Company to Purchaser of the shares of Common Stock set forth opposite such Purchaser’s name on Schedule 1 hereto, the Company shall issue to each Purchaser a warrant (the “Warrant”) in the form of Exhibit A hereto to purchase the number of Warrant Shares set forth opposite such Purchaser’s name on Schedule 1 hereto, it being agreed and understood that each Purchaser shall receive a Warrant representing the right to purchase one Warrant Share for every Share purchased hereunder.

(b)           Upon the issuance of the Shares hereunder, and consistent with, pursuant to and subject to the Company’s existing Rights Agreement, dated as of September 24, 1997, as amended by Amendment No. 1 to Rights Agreement, dated as of June 13, 2002 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and Computershare Trust Company NA (formerly EquiServe Trust Company, N.A., as successor to BankBoston N.A.), as rights agent, one right issuable pursuant to the Rights Agreement or any other right issued in substitution thereof (a “Company Right”) shall be issued together with and shall attach to each Share issued pursuant to the terms and conditions of this Agreement, unless the Company Rights shall have expired or been redeemed prior to the Closing Date.

ARTICLE III.
CLOSING

3.1           Closing. The closing of the transactions contemplated herein (the “Closing”) shall occur concurrently with the execution of this Agreement (the date on which the Closing occurs is referred to herein as the “Closing Date”) at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, unless the parties hereto otherwise agree.

3.2           Deliveries by the Company at the Closing. At the Closing, the Company shall issue and deliver to the Purchasers:

(a)           certificates evidencing the Shares and Warrants in the name of the Purchasers in the respective amounts set forth on Schedule 1 hereto, provided, that, if a certificate for the Shares is not delivered to any Purchaser at the Closing, the Company will deliver to such Purchaser evidence of a written direction to the Transfer Agent instructing the Transfer Agent to deliver such certificate to such Purchaser within five (5) Business Days of the Closing Date and such written direction shall satisfy the Company’s obligation under this Section 3.2(a) with respect to such Purchaser; and

(b)           all such other documents and instruments as contemplated by this Agreement as the Purchasers or their counsel shall reasonably request to consummate or evidence the Transaction.

3.3           Deliveries by the Purchasers at the Closing. At the Closing, each Purchaser shall deliver to the Company:

(a)           the Purchase Price for the Shares and Warrants being purchased by such Purchaser, with such payment to be made by check made payable to the Company or by wire transfer of immediately available funds to the account designated in writing by the Company to such Purchaser at least one Business Day prior to Closing; and

(b)           all such other documents and instruments as contemplated by this Agreement as the Company or its counsel shall reasonably request to consummate or evidence the Transaction.

3.4           Form of Documents and Instruments. All of the documents and instruments delivered at the Closing shall be in form and substance, and shall be executed and delivered, in a manner reasonably satisfactory to the parties’ respective counsel.

3.5           Additional Closings. Each Purchaser acknowledges that the Company may, but is not obligated, to sell from time to time additional shares of Common Stock and warrants to purchase additional shares of Common Stock pursuant to stock and warrant purchase agreements substantially the form of this Agreement. The closings under any such stock and warrant purchase agreements shall occur from time to time at the discretion of the Company.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers as follows:

4.1           Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in all jurisdictions where either (i) the nature of its properties or business so requires or (ii) the failure to be in good standing could reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to (a) own, lease, and operate its properties and to carry on its business as presently being, or as now intended to be, or as now intended to be, conducted and (b) to execute, deliver and perform its obligations under this Agreement and any other documents contemplated hereby to which it is or will be a party.

4.2           Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii) 500,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of September 30, 2005, 28,868,229 shares of the Common Stock were issued and outstanding. As of the date hereof, 33,668,896 shares of the Common Stock are issued and outstanding. As of September 30, 2005, no shares of Preferred Stock were issued or outstanding. As of September 30, 2005, a total of 12,691,591 shares of Common Stock was issuable upon exercise of options outstanding pursuant to the Company’s 1995 Long-Term Incentive Plan, the Company’s 1998 Long-Term Incentive Plan and the Company’s 2000 Long-Term Incentive Plan (collectively, the “Incentive Plans”) and exercise of warrants outstanding. Except as set forth in the immediately preceding sentence, no shares of capital stock, options, warrants, convertible securities or any other equity securities of the Company are issued or outstanding except as set forth in the SEC Reports and except for the Company Rights. Under the Rights Agreement, until the distribution date, (a) the Company Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) thereof) by the certificates for Common Stock registered in the names of the holders of thereof (which certificates shall also be deemed to be Rights Certificates, as such term is defined in the Rights Agreement) and not by separate Rights Certificates and (b) the right to receive Rights Certificates will be transferable only in connection with the transfer of Common Stock. All of the outstanding shares of the Company’s respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Common Stock to be issued pursuant to this Agreement will be, duly authorized, and upon payment of the Purchase Price with respect to the Shares and upon payment of the exercise price with respect to the Warrant Shares, will be validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances of any nature whatsoever. As of the date hereof, other than as set forth above, the Company has no other securities authorized, reserved for issuance, issued or outstanding.

4.3           Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchasers, constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4           No Conflicts. The execution and delivery by the Company of this Agreement the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or constitute a default under, any material Contract to which the Company is a party, (ii) result in a violation of the Company’s organizational documents, or any order, judgment or decree of any court or Governmental Authority having jurisdiction over the Company or any of its assets or properties or (iii) result in, or require, the creation or imposition of any Encumbrance upon any of the assets or properties of the Company.

4.5           Exemption from Registration. Assuming the accuracy on the date hereof and on the Closing Date of the representations and warranties of each Purchaser set forth in Article V below, the issuance and the sale of the Shares and the Warrants to the Purchasers hereunder are exempt from the registration requirements of the Securities Act.

4.6           Litigation. There are no actions, suits, proceedings or investigations pending, or to the knowledge of the Company, threatened, against or affecting the Company, except for those that could not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect on the Company. The Company is not in default with respect to any order, writ, injunction, judgment, decree or rule of any Governmental Authority, except for such defaults that could not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect on the Company.

4.7           SEC Reports and Financial Statements.

(a)           The Company has filed all forms, reports and documents required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act within the last 12 months on a timely basis or has received a valid extension of time for filing. The Company has made available to the Purchasers the Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2004, (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and (iv) Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (collectively the “SEC Reports”). The SEC Reports complied as to form in all material respects with the rules and regulations of the Commission under the Exchange Act on the date of filing and as of such date (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing) did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           Each of the consolidated financial statements (including, in each case, any related notes thereto) (the “Financial Statements”) contained in the SEC Reports (i) was prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (ii) fairly presents in all material respects the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated.

4.8           Governmental and Other Approvals. All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority required for the execution, delivery and performance by the Company of this Agreement has been duly obtained or made, and are in full force and effect, and if any further authorizations, approvals, orders, consents, licenses, registrations or filings should hereafter become necessary, the Company shall obtain or make all such authorizations, approvals, orders, consents, licenses, registrations or filings.

4.9           No Brokers. The Company has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from the Company in connection with the transactions contemplated by this Agreement. However, the Company may pay commissions and finders fees to those who have assisted it in finding investors for the transactions contemplated by this Agreement.

ARTICLE V.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS
OF PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants, solely as to such Purchaser and not as to any other Purchaser, to the Company as follows:

5.1           Purchase for Investment.

(a)           Such Purchaser is acquiring the Shares and Warrants and will acquire the Warrant Shares solely by and for his, her or its own account, for investment purposes only and not for the purpose of resale or distribution; and such Purchaser has no contract, undertaking, agreement or arrangement with any Person to sell, transfer, distribute, fractionalize, pledge, or otherwise dispose of to such Person or anyone else any Shares, Warrants or Warrant Shares; and such Purchaser has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(b)           Such Purchaser has all necessary power and authority to acquire the Shares and Warrants and will have all necessary power and authority to acquire the Warrant

Shares and such acquisitions will not contravene any law, rule or regulation binding on him, her or it or any investment guideline or restriction applicable to him, her or it.

(c)           No consent, approval, order or authorization of, or declaration, filing or registration with, any Government Authority or third party is required to be obtained or made by such Purchaser in connection with the execution and delivery by such Purchaser of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation such Purchaser’s acquisition of Shares, Warrants or Warrant Shares).

(d)           Such Purchaser acknowledges that (i) he, she or it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (ii) he, she or it has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Shares, Warrants and Warrant Shares and to protect his, her or its own interest in connection with an investment in the Shares, Warrants and Warrant Shares; (iii) he, she or it is able to bear the economic risk of his, her or its investment in the Shares, Warrants and Warrant Shares for an indefinite period of time; (iv) the Company has made available to him, her or it the opportunity to evaluate the merits and risks of his, her or its investment in the Company; (v) he, she or it has been afforded access to information about the Company and the opportunity to ask questions of, and to receive answers from, officers and directors of the Company concerning the Company, its business and financial condition and any other matters relating to the operation of the Company and the offering of the Shares, Warrants and Warrant Shares; (vi) he, she or it has not purchased the Shares or Warrants as a result of any general solicitation or advertising (as those terms are used in Regulation D of the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or seminar or meeting who’s attendees have been invited by general solicitation or general advertising and (vii) he, she or it is not relying on any communication (written or oral) of the Company, other than those written representations in this Agreement, as investment advice or as a recommendation to purchase the Shares and Warrants.

(e)           Such Purchaser understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or the securities laws of any State. Such Purchaser agrees and represents that he, she or it will not voluntarily sell, assign, pledge or otherwise dispose of any Shares, Warrants, Warrant Shares or any portion thereof unless, there is delivered to the Company evidence, satisfactory to the Company, which may include an opinion of counsel reasonably acceptable to the Company, to confirm that such Shares, Warrants or Warrant Shares may be legally sold or disposed of without registration or qualification under the applicable state or federal statutes, or the Shares, Warrants or Warrant Shares, as the case may be, shall have been so registered or qualified and an appropriate registration statement shall then be in effect; the Purchaser understands that the certificates representing the Shares, Warrants and Warrant Shares will bear a Private Placement Legend (as defined below) containing the foregoing restriction.

(f)            Such Purchaser is fully aware that the Shares, Warrants and Warrant Shares are being issued and sold to the Purchaser in reliance upon the exemption provided for in Section 4(2) of the Act and Rule 506 promulgated thereunder and similar exemptions provided under state securities laws on the grounds that no public offering is involved and that the representations, warranties and agreements set forth in this Agreement are essential to the claiming of such exemptions.

(g)           Nothing in this Article V shall limit or modify the representations and warranties of the Company in Article IV of this Agreement or the right of the Purchasers to rely thereon.

5.2           No Brokers. Such Purchaser has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who is entitled to a fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI.
COVENANTS

6.1           Legend. Each Purchaser agrees to the placement on certificates representing Shares, Warrants and Warrant Shares of a legend (the “Private Placement Legend”) substantially as set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(a)           The Private Placement Legend shall be removed from any such certificate if (i) the securities represented thereby are sold pursuant to an effective registration statement under the Securities Act, (ii) there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as reasonably may be requested by the Company, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such securities will not violate the registration and prospectus delivery requirements of the Securities Act, or (iii) the securities represented thereby may be resold pursuant to Rule 144(k) promulgated under the Securities Act.

(b)           The certificates representing the Shares shall also bear a legend substantially as set forth below:

THIS CERTIFICATE ALSO EVIDENCES A BENEFICIAL INTEREST IN AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN WATCHIT MEDIA, INC. (THE “COMPANY”) AND COMPUTERSHARE TRUST COMPANY NA (FORMERLY EQUISERVE TRUST COMPANY, N.A., AS SUCCESSOR TO

BANKBOSTON, N.A.) (THE “RIGHTS AGENT”), DATED AS OF SEPTEMBER 24, 1997, AS AMENDED BY AMENDMENT NO. 1 TO RIGHTS AGREEMENT, DATED AS OF JUNE 13, 2002 (THE “RIGHTS AGREEMENT”), AND AS THE SAME MAY BE AMENDED FROM TIME TO TIME, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND BENEFICIAL INTERESTS THEREIN WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

(c)           No other legends shall be placed on such certificates without the consent of the Purchasers.

6.2           Shares Issuable Upon Exercise. The Company shall reserve and keep available, out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, the full number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of Warrants from time to time outstanding.

6.3           Purchase of Additional Shares and Warrants. The Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, an additional 1,666,666 shares of Common Stock and warrants to purchase an additional 1,666,666 shares of Common Stock (the “Additional Shares and Warrants”) on or prior to the date that is four months from the Closing Date (the “Additional Purchase Period”) on terms identical to those contained in this Stock and Warrant Purchase Agreement; provided however that no Purchaser shall be required to purchase any Additional Shares and Warrants that would cause the aggregate beneficial ownership of the Company’s Common Stock (calculated pursuant to Rule 13d-3 of the Exchange Act) of such Purchaser and its Affiliates to equal 10% or higher (the “Ten Percent Threshold”). If the Purchasers are unable to purchase the total amount of Additional Shares and Warrants within the Additional Purchase Period as a result of the Ten Percent Threshold, then the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the maximum number of Additional Shares and Warrants, if any, permitted under the Ten Percent Threshold on the date that is four months from the Closing Date on terms identical to those contained in this Stock and Warrant Purchase Agreement. The total amount of Additional Shares and Warrants shall be included in the registration statement filed by the Company pursuant to Article VII of this Stock and Warrant Purchase Agreement.

ARTICLE VII.
REGISTRATION RIGHTS

7.1           Registration. On or prior to the 45th day following the Closing Date (the “Filing Period”), the Company shall use its commercially reasonable efforts to prepare and file with the Commission on one occasion, a registration statement and such other documents as may be necessary in the advice of counsel for the Company, and use its commercially reasonable efforts to have such registration statement declared effective within 90 days of filing with the Commission in order to comply with the provisions of the Securities Act so as to permit (i) the registered resale of the Warrants and the exercise of the Warrants for Warrant Shares by any person to whom the Warrants are resold pursuant to such resale registration and (ii) the registered resale of the Shares and the Warrant Shares by each and every holder of Shares and Warrants sold in the Offering (the “Offering Securities”) who desires to register the resale of their shares. Prior to filing such registration statement with the Commission, the Company shall give each holder of Offering Securities notice at the address of such holder appearing on the register and transfer records of Company of the Company’s intention to register the resale of such Offering Securities. The obligations of the Company to give such notice shall be limited to the Purchasers and their permitted assigns. Purchasers who desire to register the resale of their shares are referred to herein as “Offering Holders.”  If the Company fails to file such registration statement within the Filing Period, the Company shall pay to the Purchasers $500 per day, as liquidated damages, for each day after the Filing Period up to and including the day the registration statement is filed. Once effective, the Company shall maintain the effectiveness of the registration statement until the earlier of (a) the date that all of the Offering Securities have been sold, or (b) the date that the Company receives an opinion of counsel to the Company that all of the Offering Securities may be freely traded without registration rights under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

7.2           Temporary Suspension of Use of Registration Statement. Notwithstanding the foregoing provisions of this Article VII, the Company may voluntarily suspend the effectiveness of any such registration statement for a limited time, which in no event shall be longer than 60 consecutive or non-consecutive days in any 12-month period, if the Company has been advised by counsel or underwriters to the Company that the offering of any Offering Securities pursuant to the registration statement would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, a reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company. If any event occurs that would cause the registration statement to contain a material misstatement or omission or not to be effective and usable during the period that such registration statement is required to be effective and usable, the Company shall promptly file an amendment to the registration statement and use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable thereafter. Upon request during the Filing Period, the Offering Holders shall furnish promptly to the Company such information regarding their holdings and the proposed manner of distribution thereof as shall be required in connection with any such registration statement and shall continue to furnish promptly to the Company any subsequent information required to be disclosed in order to make any previously furnished information not materially misleading. Notwithstanding any provision contained herein to the contrary, the Company’s obligation to include, or continue to include, Offering Securities in any such registration statement under this Article VII shall terminate to the extent such shares may be freely sold under Rule 144(k) promulgated under the Securities Act.

7.3           Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of the Offering Securities under the Securities Act for the account of an Offering Holder, the Company will, as promptly as possible:

(a)           prepare and file with the SEC a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement;

(c)           furnish to each Offering Holder such numbers of copies of a prospectus complying with the requirements of the Securities Act, and such other documents as such Offering Holder may reasonably request in order to facilitate the public sale or other disposition of the Offering Securities owned by such Offering Holder, but such Offering Holder shall not be entitled to use any selling materials other than a prospectus;

(d)           use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under the state securities laws as any Offering Holder shall reasonably request, and do any and all such other acts and things as may be necessary or advisable to enable such Offering Holder to consummate the public sale or other disposition of the Offering Securities owned by such Offering Holder in such states; provided, however, that the Company shall not be obligated to register or qualify such securities in any jurisdiction in which such registration or qualification would require the Company to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or has not theretofore so consented; and

(e)           provide a transfer agent for the Common Stock not later than the effective date of the applicable registration statement.

7.4           Expenses of Registration. Except as provided below in this Article VII, the expenses incurred by the Company in connection with action taken by the Company to comply with this Article VII, including, without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to the Company, consultant and expert fees, premiums for liability insurance, if applicable, obtained in connection with a registration statement filed to effect such compliance, if applicable, and all expenses, including counsel fees, for complying with state securities laws, shall be paid by the Company.

All fees and disbursements of any counsel, experts, or consultants employed by any Offering Holder shall be borne by such Offering Holder. The Company shall not be obligated in any way in connection with any registration pursuant to this Article VII, for any selling commissions or discounts payable to any underwriter or broker for securities to be sold by such Offering Holder. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article VII that the Company shall have received an undertaking satisfactory to it from each Offering Holder to pay all expenses required to be borne by such Offering Holder and to furnish or cause to be furnished to the Company, specifically for use in the preparation of the registration statement and prospectus, written information concerning (i) the securities held by such Offering Holder and any underwriter of such securities, (ii) the intended method of disposition thereof and (iii) any additional information or documentation as the Company shall reasonably request and as may be required by administrators of the Securities Act or state securities laws in connection with the action to be taken by the Company hereunder pursuant to such registration.

7.5           Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless each Offering Holder, its officers, directors and each underwriter of such securities, and any person who controls such Offering Holder or underwriter within the meaning of Section 15 of the Securities Act, against all claims, actions, losses, damages, liabilities and expenses, joint or several, to which any of such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will promptly reimburse such Offering Holder, its officers, directors and each underwriter of such securities, and each such controlling person or entity for any legal and any other expenses reasonably incurred by such Offering Holder, such underwriter, or such controlling person or entity in connection with investigating or defending any such loss, action, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Offering Holder or such underwriter specifically for use in the preparation thereof, and provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability or action arises out of or is based upon an untrue statement or omission made in any preliminary prospectus or final prospectus if (i) such Offering Holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Offering Securities and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

7.6           Indemnification by Offering Holders. In the event of any registration of any securities under the Securities Act pursuant to this Article VII, each Offering Holder will, or will furnish the written undertaking of such other person or entity as shall be acceptable to the Company to, indemnify and hold harmless the Company, its officers, directors and any person who controls the Company within the meaning of Section 15 of the Securities Act, its agents, counsel and accountants, against any losses, claims, damages, liabilities, or actions, joint or several, to which the Company, its officers, directors, such controlling person or entity or its agents, counsel and accountants, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent and only to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or omission made in such registration statement, preliminary prospectus or prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Offering Holder or any underwriter of such Offering Holder’s securities specifically for use in the preparation thereof, and will promptly reimburse the Company, its officers, directors and any person who controls the Company within the meaning of Section 15 of the Securities Act and its agents, counsel and accountants in connection with investigating or defending any such loss, action, claim, damage, liability or action; provided, however, that the aggregate amount which any such Offering Holder shall be required to pay pursuant to this Section 7.6 shall be limited to the dollar amount of the gross proceeds received by such Offering Holder upon the sale of the Shares or Warrant Shares pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, its officers, directors and any person who controls the Company within the meaning of Section 15 of the Securities Act, and shall survive the transfer of the Shares by such Offering Holder.

7.7           Notification of Certain Events. At any time when a prospectus relating to the Offering is required to be delivered under the Securities Act, the Company will promptly notify the Offering Holder of the happening of any event, upon the notification or awareness of such event by an executive officer of the Company, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading.

7.8           Indemnification Procedures. Any party entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (which consent may not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

7.9           Rule 144. With a view to making available to the Offering Holder the benefits of Rule 144 promulgated under the Securities Act, the Company agrees that it will use its commercially reasonable efforts to maintain registration of its shares represented by Common Stock under Section 12 or 15 of the Exchange Act and to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Exchange Act so as to maintain the availability of Rule 144 promulgated under the Securities Act. Upon the request of any record owner, the Company will deliver to such owner a written statement as to whether it has complied with the reporting requirements of Rule 144 promulgated under the Securities Act.

7.10         Transfer of Securities. The Purchasers may assign their rights under this Article VII to any party to whom the Purchasers transfer Shares, Warrants or Warrant Shares in a private sale. If the Purchasers transfer any restricted securities purchased under this Agreement following the effectiveness of the registration statement required by this Article VII, the Company shall, upon the request of any such transferee, file a prospectus supplement or post-effective amendment, as applicable, to permit the registered resale of such securities by such transferee(s).

ARTICLE VIII.
MISCELLANEOUS

8.1           Assignment. Other than as set forth in Section 7.10, neither this Agreement nor any of the rights or obligations hereunder may be assigned by (i) the Company without the prior written consent of each of the Purchasers and (ii) any Purchaser without the prior written consent of the Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

8.2           Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, as follows:

If to the Company:

Watchit Media, Inc.

655 Montgomery Street, Suite 1000

San Francisco, California  94111

Attention:  James R. Lavelle

Telephone:  (415) 477-9900

Facsimile:   (415) 399-0756

With a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York  10178

Attention:  David W. Pollak, Esq.

Telephone:  (212) 309-6000

Facsimile:  (212) 309-6001

If to any Purchaser:

At the address set forth below such Purchaser’s name on Schedule 1 hereto.

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

All such notices, requests, instructions or other documents shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged by addressee, if by telecopier transmission; and on the next Business Day if timely delivered to a nationally recognized courier guaranteeing overnight delivery.

8.3           Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of California. Each of the parties to this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and the United States of America located in the County of Los Angeles for any action or proceeding arising out of or relating to this Agreement (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.2 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement in the courts of the State of California or the United States of America located in the County of Los Angeles, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

8.4           Attorney Fees of Purchasers in Connection with Agreement. The Company shall pay 50% of the actual attorney fees incurred by the Purchasers in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $5,000. The Company shall have the right, upon request, to inspect the actual time entries of the attorneys corresponding to such incurred fees.

8.5           Prevailing Party Attorney Fees. In any litigation, arbitration or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort or both) or seeks a declaration of rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees and reasonable expenses incurred.

8.6           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7           Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

8.8           Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

8.9           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable the remainder of such provision in any other jurisdiction.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

WATCHIT MEDIA, INC.

By:	/s/ John Dong
Name: John Dong
Title: Executive Vice President and Chief Financial Officer

PURCHASERS:

STIASSNI CAPITAL PARTNERS, LP

By: Stiassni Capital, LLC,
its general partner

By:	/s/ Nicholas C. Stiassni
Name: Nicholas C. Stiassni
Title: Manager

Signature Page to Stock and Warrant Purchase Agreement

Schedule 1

LIST OF PURCHASERS

Purchaser	Common Stock	Warrants

Stiassni Capital Partners, LP Attn: Nick Stiassni 3400 Palos Verdes Drive, West Rancho Palos Verdes, CA 90275 Tel: 310-377-4500 Fax: 310-544-6349 E-mail: ns@stiassnicapital.com	3,333,334	3,333,334

Exhibit A

Form of Warrant